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                                                                     Exhibit 5.1


August 30, 2002



Terayon Communication Systems, Inc.
4988 Great America Parkway
Santa Clara, CA 95054

Ladies and Gentlemen:

At your request, I, the Senior Vice President, General Counsel and Human Resources for Terayon Communication Systems, Inc., a Delaware corporation (the "Company"), am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 3,400,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to the Company's 1998 Employee Stock Purchase Plan, as amended, and 1998 Non-Employee Director's Plan, as amended (collectively, the "Plans").

In connection with this opinion, I or other members of the Company's Legal Department acting under my direction and my supervision, have examined the Registration Statement and related Prospectus, the Amended and Restated Certificate of Incorporation (the "Restated Certificate"), the Certificate of Amendment to the Restated Certificate, the Bylaws and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents as originals, the conformity to originals of all documents submitted to me as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,




/s/ Edward Lopez, Esq.
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    Edward Lopez, Esq.